United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2011

Black Diamond, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code:  (801) 278-5552

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event

On July 29, 2011, Black Diamond, Inc. (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission to its previously filed and effective Registration Statement on Form S-3 (Registration No.  333-171164). The prospectus supplement relates to 4,159,686 shares of the Company’s common stock that may be offered for sale by the persons named in the prospectus supplement under the caption “Selling Stockholders” and satisfies the Company’s obligations pursuant to certain registration rights agreements entered into in connection with the Company’s acquisitions of Black Diamond Equipment, Ltd. and Gregory Mountain Products, Inc. on May 28, 2010.  Of the 4,159,686 shares that are the subject of the prospectus supplement, an aggregate of 3,675,919 shares to be offered for sale pursuant to the prospectus supplement are subject to lock-up agreements that expire on May 28, 2012, of which 2,419,490 shares are beneficially owned by the Company’s Executive Chairman, Warren B. Kanders and 1,256,429 shares are beneficially owned by the Company’s Executive Vice Chairman, Robert R. Schiller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011

BLACK DIAMOND, INC. By: /s/ Robert Peay Name: Robert Peay Title: Chief Financial Officer (Principal Financial Officer)